EXHIBIT 23.2





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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The undersigned, Schwartz Levitsky Feldman, llp, Chartered Accountants, hereby consent to the use of our opinion dated February 20, 2007 on the financial statements of Security Devices International, Inc. (the "Company") for the fiscal year ended November 30, 2006, the nine-month period from inception to November 30, 2005 and the period from inception to November 30, 2006 included in the Registration Statement on Form SB-2 (Amendment No. 3) being filed by the Company and the reference to us as Experts in the prospectus.



                                           "SCHWARTZ LEVITSKY FELDMAN LLP"



Toronto, Ontario, Canada                             Chartered Accountants
September 10, 2007                             Licensed Public Accountants